Exhibit 99.1

Signature Page

KKR Denali Holdings L.P.	11/25/2024
By: KKR Denali Holdings GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Denali Holdings GP LLC	11/25/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Americas Fund XII L.P.	11/25/2024
By: KKR Associates Americas XII L.P., its general partner
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Associates Americas XII L.P.	11/25/2024
By: KKR Americas XII Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Americas XII Limited	11/25/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary